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                                                                    Exhibit 10.2

                          FIRST AMENDMENT AND CONSENT
                          ---------------------------

          FIRST AMENDMENT AND CONSENT (this "Amendment"), dated as of June 3, 1997, among MOTORS AND GEARS INDUSTRIES, INC., an Illinois corporation (the "Borrower"), the financial institutions party to the Credit Agreement referred to below (each, a "Bank" and, collectively, the "Banks"), and BANKERS TRUST COMPANY, as Agent for the Banks (the "Agent"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement.

                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, the Borrower, the Banks and the Agent are parties to a Credit Agreement, dated as of November 7, 1996 (the "Credit Agreement");

          WHEREAS, the Borrower desires to acquire, through FIR Group Holdings Italia, S.r.l., a limited liability company organized under the laws of Italy ("FIR Group") and, upon the consummation of the FIR Assignment described below, a Wholly-Owned Subsidiary of a corporation organized under the laws of the Netherlands ("Netherlands I"), which, in turn, is a Wholly-Owned Subsidiary of FIR Group Holdings, Inc., a corporation organized under the laws of Delaware ("Special Purpose U.S. Holding Corp."), which, in turn, is a Wholly-Owned Subsidiary of the Borrower, all of the capital stock of (x) CIME S.p.A., a company organized under the laws of Italy, (y) SELIN S.p.A., a company organized under the laws of Italy, and (z) FIR S.p.A., a company organized under the laws of Italy, pursuant to a Share Purchase Agreement (as amended, modified or supplemented to the date hereof, the "Share Purchase Agreement"), dated as of March 21, 1997 and amended as of May 9, 1997, among Mr. Carlo Bergamaschi, an Italian citizen, Mr. Paolo Bergamaschi, an Italian citizen, Mr. Andrea Salati, an Italian citizen, TULIPA GESTAO e SERVICOS S.A., a company organized under the laws of Portugal, FIR Group and the Borrower (the "FIR Acquisition"), which transaction, after giving effect to this Amendment, will constitute a Permitted Acquisition effected in accordance with the requirements of the Credit Agreement;

          WHEREAS, the Borrower has requested certain amendments and consents to the Credit Agreement in connection with the transaction described in the preceding recital; and

          WHEREAS, subject to the terms and conditions of this Amendment, the Banks wish to grant certain consents to the Credit Agreement, and the parties hereto wish to amend the Credit Agreement as herein provided;
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          NOW, THEREFORE, it is agreed:

I.   Amendments and Consents to Credit Agreement.
     -------------------------------------------

          1.   Notwithstanding anything to the contrary contained in Section
9.02 of the Credit Agreement, on the First Amendment Effective Date (as defined below) and immediately prior to giving effect to the FIR Acquisition, Netherlands I may acquire 100% of the capital stock of FIR Group by way of assignment (the "FIR Assignment") from Jordan pursuant to, and in accordance with the terms of, an assignment agreement, between Jordan and Netherlands I, in form and substance satisfactory to the Agent, so long as no consideration is paid to Jordan in connection with the FIR Assignment.

          2. The Banks hereby acknowledge and agree that the FIR Acquisition may be effected as a Permitted Acquisition in accordance with all applicable requirements of the Credit Agreement, including, without limitation, Sections 8.11, 8.15, 8.16, 9.02, 9.12 and 9.13 thereof, it being understood and agreed that prior to the consummation of the FIR Acquisition (i) the Borrower shall have duly authorized, executed and delivered to the Collateral Agent a pledge agreement governed by Dutch law in respect of the Pledged Shares (as defined below) in form and substance satisfactory to the Collateral Agent (the "Dutch Pledge Agreement"), (ii) the Collateral Agent and the Banks shall have received an opinion of Dutch counsel reasonably acceptable to the Collateral Agent covering the validity and perfection of the security interest of the Collateral Agent in the Pledged Shares, which opinion shall be in form and substance satisfactory to the Collateral Agent and (iii) the Collateral Agent shall have received a pledge of all of the capital stock of Netherlands I, together with an executed and undated stock power (or appropriate Dutch equivalent) therefor; provided, that the Borrower shall not be required to pledge more than 65% of the total combined voting power of all classes of capital stock of Netherlands I entitled to vote (such shares of capital stock required to be pledged pursuant to this clause (iii) are herein called the "Pledged Shares"); provided further that, notwithstanding anything to the contrary contained in the Credit Agreement, the following deviations from the requirements of the Credit Agreement shall be permitted (and only such deviations shall be permitted) in connection with the FIR Acquisition so long as same otherwise meets all applicable requirements for a Permitted Acquisition pursuant to the Credit
Agreement:

          (i) FIR Group may effect the FIR Acquisition in accordance with the terms of the Share Purchase Agreement, so long as (i) the Permitted Transaction Cost of the FIR Acquisition shall not exceed $55,000,000 and
     (ii) the consideration for the FIR Acquisition shall consist solely of cash; and

          (ii) the Borrower may make a capital contribution and/or an intercompany loan, in an aggregate amount not to exceed $55,000,000, to Special Purpose U.S. Holding Corp., which in turn shall immediately use the full amount

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     of the proceeds of such capital contribution and/or intercompany loan, as the case may be, to make a capital contribution and/or intercompany loan to Netherlands I, which in turn shall immediately use the full amount of such capital contribution and/or intercompany loan, as the case may be, to make a capital contribution and/or an intercompany loan (the "NI Intercompany Loan") to FIR Group, for the purpose of and so long as FIR Group immediately uses the proceeds of such capital contribution and/or the NI Intercompany Loan, as the case may be, to pay the purchase price in connection with the FIR Acquisition;

          (iii) additional Indebtedness constituting intercompany loans incurred by Netherlands I and FIR Group in accordance with the requirements of clause (ii) above shall be permitted; and

          (iv) Special Purpose U.S. Holding Corp. shall be permitted to establish Netherlands I in connection with the FIR Acquisition.

          3. Notwithstanding anything to the contrary contained in Sections 9.02, 9.05 and 9.13 of the Credit Agreement, after the consummation of the FIR Acquisition, Netherlands I shall be permitted to (i) acquire 100% of the capital stock of a shell corporation organized under the laws of the Netherlands ("Netherlands II"), so long as (x) the total consideration paid in respect of such acquisition consists solely of cash in an amount not to exceed $7,000 and
(y) after giving effect to such acquisition, Netherlands II becomes a Wholly-Owned Subsidiary of Netherlands I and (ii) contribute as a capital contribution to Netherlands II (x) all of the capital stock of FIR Group then owned by Netherlands I and (y) the promissory note held by Netherlands I evidencing the NI Intercompany Loan.

          4. Section 9.01 of the Credit Agreement is hereby amended by (i) deleting the word "and" appearing at the end of clause (xx) of said Section,
(ii) redesignating clause (xxi) of said Section as clause (xxii) and (iii) inserting the following new clause (xxi) immediately after clause (xx) appearing in said Section:

          "(xxi) Liens securing Foreign Subsidiary Working Capital Indebtedness permitted pursuant to clause (x) of Section 9.04 (xxi), so long as any such Lien attaches only to the assets of the respective Foreign Subsidiary which is the obligor under such Foreign Subsidiary Working Capital Indebtedness (and/or any Foreign Subsidiary of such Foreign Subsidiary); and".

          5. Section 9.02 of the Credit Agreement is hereby amended by (i) deleting the period at the end of clause (xv) of said Section and inserting the text "; and" in lieu thereof and (ii) inserting the following new clause (xvi) at the end of said Section:

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          "(xvi) any Foreign Subsidiary may be merged with and into, or be dissolved or liquidated into, or transfer any of its assets to, any Wholly-Owned Foreign Subsidiary so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) such Wholly-Owned Foreign Subsidiary is the surviving corporation of any such merger, dissolution or liquidation and (iii) the security interest, if any, granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement in the capital stock of such surviving Wholly-Owned Foreign Subsidiary shall remain in full force and effect and perfected (at least to the same extent as in effect immediately prior to such merger, consolidation or liquidation)."

          6. Section 9.04 of the Credit Agreement is hereby amended by (i) deleting the word "and" appearing at the end of clause (xx) of said Section,
(ii) redesignating clause (xxi) of said Section as clause (xxii) and (iii) inserting the following new clause (xxi) immediately after clause (xx) appearing in said Section:

          "(xxi) Indebtedness (x) of Foreign Subsidiaries under lines of credit extended by financial institutions acceptable to the Agent to any such Foreign Subsidiary the proceeds of which Indebtedness are used for such Foreign Subsidiary's working capital purposes, provided that the aggregate principal amount of all such Indebtedness outstanding at any time for all Foreign Subsidiaries shall not exceed $7,500,000 (the "Foreign Subsidiary Working Capital Indebtedness") and (y) consisting of guaranties by any Foreign Subsidiary of any such Foreign Subsidiary Working Capital Indebtedness; and".

          7. Section 9.05(ii) of the Credit Agreement is hereby amended by inserting the text "and any Foreign Subsidiary of the Borrower may make intercompany loans and advances to any Wholly-Owned Foreign Subsidiary of the Borrower" immediately prior to the text ";provided" appearing in said Section.

          8. Section 11.01 of the Credit Agreement is hereby amended by inserting the following new definition in appropriate alphabetical order:

          "Foreign Subsidiary Working Capital Indebtedness" shall have the meaning provided in Section 9.04(xxi).

II. Miscellaneous Provisions.
    ------------------------

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          1. In order to induce the Banks to enter into this Amendment, the
Borrower hereby represents and warrants that:

          (a) no Default or Event of Default exists as of the First Amendment Effective Date both before and after giving effect to this Amendment; and

          (b) all of the representations and warranties contained in the Credit Agreement or the other Credit Documents are true and correct in all material respects on the First Amendment Effective Date both before and after giving effect to this Amendment, with the same effect as though such representations and warranties had been made on and as of the First Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

          2. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

          3. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Agent.

          4. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          5. This Amendment shall become effective on the date (the "First Amendment Effective Date") when each of the Borrower and the Required Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Agent at its Notice Office.

          6. From and after the First Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

                                 *     *     *

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          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

                                       MOTORS AND GEARS INDUSTRIES, INC.


                                       By /s/ Gordon Nelson
                                          -------------------------------
                                          Title: Vice President



                                       BANKERS TRUST COMPANY,
                                       Individually and as Agent


                                       By /s/ Patricia Hogan
                                          -------------------------------
                                          Title: Vice President



                                       THE FIRST NATIONAL BANK OF BOSTON


                                       By /s/ Michael Stevens
                                          -------------------------------
                                          Title: Vice President



                                       THE FIRST NATIONAL BANK OF CHICAGO


                                       By /s/ Julie A. Brister
                                          -------------------------------
                                          Title: Managing Director



                                       HELLER FINANCIAL


                                       By /s/ Michael S. Sznajder
                                          -------------------------------
                                          Title: Vice President